EXHIBIT 99.1

Woodward Increases Dividend by 17 Percent

FORT COLLINS, Colo., Jan. 31, 2022 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD) today announced that its Board of Directors approved a dividend of $0.19 per share, up from the prior quarter’s dividend of $0.1625 per share. The dividend will be payable on March 7, 2022, for stockholders of record as of February 21, 2022.

About Woodward, Inc.

Woodward is the global leader in the design, manufacturing, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2021 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT:	Dan Provaznik
Director, Investor Relations
970-498-3849
Dan.Provaznik@woodward.com